Exhibit 99.1

Saia Reports First Quarter Earnings per Share of $0.34

Revenues rose 9.5% on 5.7% LTL tonnage growth

JOHNS CREEK, GA. – April 25, 2014 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, today reported improved first quarter 2014 results on solid tonnage growth despite difficult winter weather. All prior period share and per share data in this release have been adjusted to reflect the Company’s June 2013 three-for-two stock split.

First Quarter 2014 Compared to First Quarter 2013 Results

•	Revenues were $300 million, an increase of 9.5%

•	LTL tonnage increased 5.7% as LTL shipments were up 4.4% with a 1.3% increase in weight per shipment

•	Operating income increased 4.8% to $15.2 million compared to $14.5 million

•	Operating ratio was 94.9 compared to 94.7

•	Diluted earnings per share were $0.34 compared to $0.37 last year (last year’s first quarter included the benefit of tax credits of $0.04 enacted in 2013 which were retroactive to 2012)

“Saia’s first quarter results are very gratifying, given the disruptive weather patterns that challenged our entire industry. Our ability to handle nearly 6% more tons in this year’s first quarter while maintaining solid service metrics is a direct result of the talents and commitment of our entire workforce. Saia’s customers continue to appreciate our value-proposition and we were able to improve LTL pricing by 2.3% in the quarter,” said Saia President and Chief Executive Officer, Rick O’Dell.

“In addition to the harsh weather, quarterly results were further unfavorably impacted by higher accident severity and increased usage of costly purchased transportation. With the operational challenges of the first quarter weather behind us, we are encouraged about our prospects for the remainder of 2014. We continue to invest in new equipment and technology, both necessary to drive efficiency and reliability across our service network. I believe that Saia’s consistent message of service, operational excellence and focused pricing position us well for increasing shareholder and customer value,” O’Dell said.

Financial Position and Capital Expenditures

Total debt was $79.7 million at March 31, 2014 resulting in net debt to total capital of 20.0%. This compares to total debt of $58.8 million and net debt to total capital of 18.1% at the end of last year’s first quarter.

Saia, Inc. First Quarter 2014 Results

Net capital expenditures in the first quarter were $8.2 million. The Company currently projects net capital expenditures in 2014 of approximately $110 million, an increase of $25 million over our January forecast. This increased level of investment primarily allows for expansion of the linehaul trailer fleet in addition to the already planned replacement of revenue equipment and investments in technology and real estate projects.

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 888-364-3108 or 719-457-2727 referencing conference ID #8928397. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saiacorp.com. A replay of the call will be offered two hours after the completion of the call through May 1, 2014 at 2:00 p.m. Eastern Time. The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 147 terminals in 34 states. For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; integration risks; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; effectiveness of Company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; increased costs as a result of healthcare reform legislation and other financial,

Saia, Inc. First Quarter 2014 Results

operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. As a result of these and other factors, no assurance can be given as to our future results and achievements. A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$842	$159
Accounts receivable, net	141,917	117,937
Prepaid expenses and other	43,609	52,157

Total current assets	186,368	170,253

PROPERTY AND EQUIPMENT:
Cost	820,386	797,527
Less: accumulated depreciation	377,108	365,301

Net property and equipment	443,278	432,226

OTHER ASSETS	14,199	14,322

Total assets	$643,845	$616,801

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$66,098	$50,799
Wages and employees’ benefits	29,816	35,248
Other current liabilities	52,812	47,667
Current portion of long-term debt	7,143	7,143

Total current liabilities	155,869	140,857

OTHER LIABILITIES:
Long-term debt, less current portion	72,576	69,740
Deferred income taxes	68,612	69,916
Claims, insurance and other	32,054	31,496

Total other liabilities	173,242	171,152

STOCKHOLDERS’ EQUITY:
Common stock	25	24
Additional paid-in capital	215,002	213,648
Deferred compensation trust	(2,235)	(2,246)
Retained earnings	101,942	93,366

Total stockholders’ equity	314,734	304,792

Total liabilities and stockholders’ equity	$643,845	$616,801

Saia, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Quarters Ended March 31, 2014 and 2013

(Amounts in thousands, except per share data)

(Unaudited)

	First Quarter
	2014	2013
OPERATING REVENUE	$299,730	$273,795

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	150,222	136,854
Purchased transportation	21,991	16,771
Fuel, operating expenses and supplies	79,959	79,002
Operating taxes and licenses	8,975	9,579
Claims and insurance	9,518	5,595
Depreciation and amortization	13,841	11,634
Operating gains, net	(7)	(172)

Total operating expenses	284,499	259,263

OPERATING INCOME	15,231	14,532

NONOPERATING EXPENSES:
Interest expense	1,316	1,528
Other, net	(30)	(66)

Nonoperating expenses, net	1,286	1,462

INCOME BEFORE INCOME TAXES	13,945	13,070
Income tax expense	5,369	3,915

NET INCOME	$8,576	$9,155

Average common shares outstanding - basic	24,382	23,985

Average common shares outstanding - diluted	25,361	24,948

Basic earnings per share	$0.35	$0.38

Diluted earnings per share	$0.34	$0.37

Saia, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Quarters Ended March 31, 2014 and 2013

(Amounts in thousands)

(Unaudited)

	Quarters
	2014	2013
OPERATING ACTIVITIES:
Net cash provided by operating activities	$4,119	$7,018

Net cash provided by operating activities	4,119	7,018

INVESTING ACTIVITIES:
Acquisition of property and equipment	(8,379)	(6,725)
Proceeds from disposal of property and equipment	156	710

Net cash used in investing activities	(8,223)	(6,015)

FINANCING ACTIVITIES:
Borrowings (payment) of revolving credit agreement, net	2,831	(1,945)
Proceeds from stock option exercises	1,956	1,058

Net cash provided by (used in) financing activities	4,787	(887)

NET INCREASE IN CASH AND CASH EQUIVALENTS	683	116
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	159	321

CASH AND CASH EQUIVALENTS, END OF PERIOD	$842	$437

Saia, Inc. and Subsidiaries

Financial Information

For the Quarters Ended March 31, 2014 and 2013

(Unaudited)

					First Quarter
		First Quarter		%	Amount/Workday		%
		2014	2013	Change	2014	2013	Change
Workdays					63	63
Operating Ratio (1)		94.9%	94.7%
Tonnage (2)	LTL	947	896	5.7	15.04	14.22	5.7
	TL	216	165	30.8	3.42	2.62	30.8

Shipments (2)	LTL	1,586	1,520	4.4	25.18	24.12	4.4
	TL	31	24	28.5	0.49	0.38	28.5

Revenue/cwt. (3)	LTL	$14.51	$14.18	2.3
	TL	$5.71	$5.90	(3.3)

Revenue/shipment (3)	LTL	$173.28	$167.25	3.6
	TL	$801.82	$814.57	(1.6)

Pounds/shipment	LTL	1,195	1,179	1.3
	TL	14,051	13,804	1.8

Length of Haul		753	734	2.6

(1)	The operating ratio is the calculation of operating expenses divided by operating revenue.
(2)	In thousands
(3)	Revenue does not include the adjustment required for financial statement purposes in accordance with the Company’s revenue recognition policy and other revenue.